Exhibit 99.1

ADVANCED VOICE RECOGNITION SYSTEMS, INC. RETAINS MICHAEL MCCABE OF OBLON SPIVAK McClelland, Maier, & Neustadt, LLP of Alexandria, VA

SCOTTSDALE, ARIZONA APRIL 12, 2010 Advanced Voice Recognition Systems, Inc. (AVRS) OTCBB: AVOI www.avrsys.com today announced that it has retained Michael E. McCabe Jr., Esq., of  Oblon, Spivak, McClelland, Maier, & Neustadt, LLP of Alexandria, VA.

For the past 14 years, Mr. McCabe has worked exclusively in the area of intellectual property law, with a particular focus on patent litigation.

President and CEO Walter Geldenhuys said, “Michael McCabe brings extensive experience in patent litigation.  After careful review we decided to retain Michael McCabe of Oblon Spivak in connection with anticipated patent litigation.  We are very pleased that we found a wealth of expertise in Oblon Spivak.”

FORWARD-LOOKING STATEMENTS

Note: This news release and the Company’s web site referenced in this news release contains "forward looking statements" within the meaning of the federal securities laws regarding the future plans and expected performance of AVRS that are based on assumptions that AVRS considers reasonable. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including without limitation, the unpredictability of litigation and other contested actions, the availability of financing, general economic conditions and factors that are beyond the control of AVRS. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. AVRS undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect any change in the expectations of AVRS with respect to these forward-looking statements.

Walter Geldenhuys

President, CEO & CFO

480 704-4183